EXHIBIT 99.1

Northern Technologies International Corporation Reports Financial Results for First Quarter Fiscal 2026

MINNEAPOLIS, Jan. 08, 2026 (GLOBE NEWSWIRE) -- Northern Technologies International Corporation (NASDAQ: NTIC), a leading developer of corrosion inhibiting products and services, as well as bio-based and biodegradable polymer resin compounds, today reported its financial results for the first quarter of fiscal 2026.

First quarter fiscal 2026 financial and operating highlights include (with growth rates on a fiscal quarter year-over-year basis):

  Consolidated net sales increased 9.2% to a quarterly record of $23,309,000
  ZERUST® industrial net sales increased 6.9% to a quarterly record of $14,923,000
  ZERUST® oil and gas net sales increased 58.1% to a first quarter record of $2,394,000
  Natur-Tec® product net sales increased 2.2% to a quarterly record of $5,993,000
  NTIC China net sales increased 23.5% to a quarterly record of $4,935,000
  Gross profit, as a percentage of net sales, decreased 230 basis points to 36.0%
  Joint venture operating income decreased 5.1% to $2,291,000
  Operating income decreased 15.6% to $934,000
  Net income attributable to NTIC was $238,000, compared to $561,000
  Net income per diluted share attributable to NTIC was $0.03, compared to $0.06

“We delivered record consolidated net sales during first quarter, driven by the strongest year-over-year growth rate we’ve had since fiscal 2024. This performance was supported by higher sales across key sectors, including ZERUST® oil and gas, NTIC China, and North American Natur-Tec® sales. ZERUST® oil and gas achieved record first quarter sales, marking the second consecutive quarter with more than $2 million in revenue, reflecting improving demand from both new and existing customers. With favorable demand trends across many of our core markets and geographies, we believe we are well positioned for continued sales growth in fiscal 2026,” said G. Patrick Lynch, President and CEO of NTIC.

“Improving profitability is a key priority for fiscal 2026. Operating expenses as a percentage of sales were 41.8% for the first quarter, reflecting the third consecutive quarterly improvement in holding down operating expenses. We expect quarterly sales to grow faster than operating expenses as we continue to leverage recent investments in new employees and facilities across our global operations. Although consolidated gross margin declined modestly during the quarter, due to a supplier lead-time issue, we believe this will only have a near-term impact. We expect gross margin to improve sequentially during fiscal 2026. Overall, the start to fiscal 2026 is encouraging, and we anticipate higher year-over-year profitability as we benefit from higher sales, expanding gross margin, and controlled operating expenses,” concluded Mr. Lynch.

NTIC’s consolidated net sales increased 9.2% to $23,309,000 during the three months ended November 30, 2025, compared to $21,338,000 for the three months ended November 30, 2024. The year-over-year increase in first quarter sales was primarily driven by increased sales and demand for ZERUST® and Natur-Tec® products.

The following tables set forth NTIC’s net sales by product category for the three months ended November 30, 2025 and 2024, by segment:

	Three Months Ended
	November 30, 2025	% of Net Sales	November 30, 2024	% of Net Sales	% Change
ZERUST®industrial net sales	$14,922,518	64.0%	$13,962,252	65.4%	6.9%
ZERUST®oil & gas net sales	2,393,678	10.3%	1,513,551	7.1%	58.1%
Total ZERUST®net sales	$17,316,196	74.3%	$15,475,803	72.5%	11.9%
Total Natur-Tec®net sales	5,992,685	25.7%	5,862,590	27.5%	2.2%
Total net sales	$23,308,881	100.0%	$21,338,393	100.0%	9.2%

Net sales at NTIC’s joint ventures, which are not consolidated with NTIC’s financial results, increased 2.9% to $24,531,000 during the three months ended November 30, 2025, compared to $23,837,000 for the three months ended November 30, 2024. NTIC’s total income from joint venture operations decreased 5.1% to $2,291,000 during the three months ended November 30, 2025, compared to $2,414,000 during the three months ended November 30, 2024. The $123,000 decrease in total income from joint venture operations was primarily due to a slight increase in operating expenses at the joint ventures.

Operating expenses, as a percentage of net sales, for the first quarter of fiscal 2026 were 41.8%, compared to 44.4% for the same period last fiscal year. Operating expenses for the three months ended November 30, 2025 increased 2.9% year-over-year primarily due to higher selling, and general and administrative expenses, partially offset by a reduction in research and development expenses.

NTIC’s effective income tax rate increased to 34.4% for the first quarter of fiscal 2026, compared to 21.5% in the same period last fiscal year. The increase primarily reflects income taxes paid at NTIC’s foreign subsidiaries at normal statutory rates, as well as withholding taxes on royalty and dividend payments. This increase in tax expense was partially offset by tax benefits in North America due to losses for which no corresponding tax benefits or deferred tax assets were recognized. As a result, NTIC’s effective tax rate was unusually high for the quarter. Management expects the effective tax rate to normalize in future periods when additional profits are recognized in North American operations.

Net income attributable to NTIC for the first quarter of fiscal 2026 was $238,000, or $0.03 per diluted share, compared to net income of $561,000, or $0.06 per diluted share, for the same period last fiscal year.

NTIC’s non-GAAP adjusted net income, as set forth in the GAAP reconciliation at the end of this release, was $344,000, or $0.04 per diluted share, for the first quarter of fiscal 2026, compared to $667,000, or $0.07 per diluted share, for the same quarter last fiscal year.

NTIC had working capital of $19,441,000 as of November 30, 2025, including $6,390,000 in cash and cash equivalents and an outstanding revolving line of credit and term loan balance of $12,022,000, compared to $20,439,000 of working capital as of August 31, 2025, including $7,251,000 in cash and cash equivalents and an outstanding revolving line of credit and term loan balance of $12,189,000.

At November 30, 2025, NTIC had $29,277,000 of investments in joint ventures, of which $15,616,000, or 53.4%, was cash, with the remaining balance mostly made up of other working capital.

Conference Call and Webcast

NTIC will host a conference call today at 8:00 a.m. Central Time to review its results of operations for the first quarter of fiscal year 2026 and its outlook, followed by a question-and-answer session. The conference call will be available to interested parties through a webcast. To join the live call and ask a question, a participant must register using the URL below.

https://register-conf.media-server.com/register/BIcaa535e9668d4574a83456b8fd63520d

Once registered, the participant will receive a dial-in number and unique PIN number to access the call.

The audio-only webcast can be accessed at the following link: https://edge.media-server.com/mmc/p/66xrye7t

A link to the webcast is also available on the Investor Relations section of NTIC’s webpage. Participants are advised to go to the website at least 15 minutes early to register, download and install any necessary audio software. For those unable to participate in the live webcast, a replay of the webcast will be archived and accessible for approximately one year on the Investor Relations section of NTIC’s webpage.

About Northern Technologies International Corporation

Northern Technologies International Corporation develops and markets proprietary, environmentally beneficial products and services in over 65 countries either directly or via a network of subsidiaries, joint ventures, independent distributors and agents. NTIC’s primary business is corrosion prevention marketed mainly under the ZERUST® brand. NTIC has been selling its proprietary ZERUST® rust and corrosion inhibiting products and services to the automotive, general industrial, mechanical, mining, agricultural, and retail consumer markets for over 50 years and, more recently, has also expanded into the oil and gas industry. NTIC offers worldwide on-site technical consulting for rust and corrosion prevention issues. NTIC’s technical service consultants work directly with the end users of NTIC’s products to analyze their specific needs and develop systems to meet their technical requirements. NTIC also markets and sells a portfolio of bio-based and biodegradable polymer resin compounds and finished products marketed under the Natur-Tec® brand.

Forward-Looking Statements

Statements contained in this release that are not historical information are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include NTIC’s beliefs that it is well positioned for continued sales growth in fiscal 2026, NTIC’s quarterly sales will grow faster than its operating expenses, the supplier lead-time issue that led to a gross margin decline in the first quarter of fiscal 2026 will have a near-term impact, NTIC’s gross margin will improve sequentially during fiscal 2026, NTIC’s will experience higher year-over-year profitability as it benefits from higher sales, expanding gross margin, and controlled operating expenses, its effective tax rate will normalize in future periods, and other statements that can be identified by words such as “believes,” “continues,” “expects,” “anticipates,” “intends,” “potential,” “outlook,” “will,” “may,” “would,” “should,” “guidance” or words of similar meaning, and the use of future dates. Such forward-looking statements are based upon the current beliefs and expectations of NTIC’s management and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied. Such potential risks and uncertainties include, but are not limited to, in no particular order: risks associated with international operations, including NTIC China, exposure to exchange rate fluctuations, tariffs, trade disputes and changes to trade regulation; the health of the U.S. and worldwide economies, including in particular the U.S. automotive industry, decreased exports of automotive products resulting from tariffs between the U.S. and both Mexico and Canada and the evolution towards electric vehicles; the effect of economic uncertainty, recessionary indicators, inflation, increased interest rates and turmoil in the global credit, financial and banking markets or perception thereof; effect of supply chain disruptions; dependence on joint ventures, relationships with joint venture partners and their success, including fees and dividend distributions; effect of economic slowdown and political unrest, including the war between Russia and Ukraine and the conflicts in the Middle East; the level of growth in NTIC’s markets; NTIC’s investments in research and development efforts; acceptance of existing and new products; timing of purchase orders under supply contracts; variability in sales to oil and gas customers and effect on quarterly financial results; increased competition; costs and effects of complying with changes in tax, fiscal, government and other regulatory policies, and rules relating to environmental, health and safety matters; and NTIC’s reliance on its intellectual property rights and the absence of infringement of the intellectual property rights of others. More detailed information on these and additional factors which could affect NTIC’s operating and financial results is described in NTIC’s filings with the Securities and Exchange Commission (SEC), including its annual report on Form 10-K for the fiscal year ended August 31, 2025 and subsequent quarterly report on Form 10-Q to be filed with the SEC. NTIC urges all interested parties to read these reports to gain a better understanding of the many business and other risks that it faces. Additionally, NTIC undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this release contains non-GAAP financial measures, including adjusted net income attributable to NTIC and adjusted net income attributable to NTIC per diluted share. NTIC’s reasons for use of these measures, reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures and other information are included at the end of this release. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for NTIC’s financial results prepared in accordance with GAAP.

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS AS OF NOVEMBER 30, 2025 (UNAUDITED) AND AUGUST 31, 2025 (AUDITED)
	November 30, 2025	August 31, 2025
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$6,389,809	$7,250,523
Receivables:
Trade, less allowance for credit losses of $235,000 as of November 30, 2025 and August 31, 2025, respectively	18,202,077	18,443,230
Fees for services provided to joint ventures	1,033,486	1,077,552
Income taxes	590,483	340,002
Inventories, net	16,107,563	15,525,230
Prepaid expenses	2,301,076	1,706,279
Total current assets	44,624,494	44,342,816

PROPERTY AND EQUIPMENT, NET	15,800,929	15,183,918
OTHER ASSETS:
Investments in joint ventures	29,277,113	28,611,777
Deferred income tax, net	453,113	503,575
Intangible assets, net	8,594,926	8,827,768
Goodwill	4,782,376	4,782,376
Operating lease right of use assets	496,441	493,050
Total other assets	43,603,969	43,218,546
Total assets	$104,029,392	$102,745,280

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Line of credit	$9,134,428	$9,329,021
Term loan, current portion	2,887,310	2,860,256
Accounts payable	9,665,387	8,044,196
Income taxes payable	368,589	414,304
Accrued liabilities:
Payroll and related benefits	2,119,349	1,844,817
Other	721,893	1,066,761
Current portion of operating leases	286,352	344,739
Total current liabilities	25,183,308	23,904,094
LONG-TERM LIABILITIES:
Deferred income tax, net	1,513,166	1,513,166
Term loans, noncurrent portion	445,766	466,984
Operating leases, less current portion	210,089	148,311
Total long-term liabilities	$2,169,021	$2,128,461

COMMITMENTS AND CONTINGENCIES

EQUITY:
Preferred stock, no par value; authorized 10,000 shares; none issued and outstanding	—	—
Common stock, $0.02 par value per share; authorized 15,000,000 shares; issued and outstanding 9,480,688 and 9,475,490, as of November 30, 2025 and August 31, 2025, respectively	189,614	189,510
Additional paid-in capital	25,402,605	25,056,976
Retained earnings	52,416,480	52,273,469
Accumulated other comprehensive loss	(5,643,901)	(5,371,201)
Stockholders’ equity	72,364,798	72,148,754
Non-controlling interests	4,312,265	4,563,971
Total equity	76,677,063	76,712,725
Total liabilities and equity	$104,029,392	$102,745,280

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED) FOR THE THREE MONTHS ENDED NOVEMBER 30, 2025 AND 2024
	Three Months Ended November 30,
	2025	2024
NET SALES:
Net sales	$23,308,881	$21,338,393
Cost of goods sold	14,925,255	13,175,440
Gross profit	8,383,626	8,162,953

JOINT VENTURE OPERATIONS:
Equity in income from joint ventures	1,222,116	1,129,593
Fees for services provided to joint ventures	1,069,257	1,284,119
Total income from joint venture operations	2,291,373	2,413,712

OPERATING EXPENSES:
Selling expenses	4,371,502	4,267,654
General and administrative expenses	4,148,953	3,858,943
Research and development expenses	1,220,912	1,343,397
Total operating expenses	9,741,367	9,469,994

OPERATING INCOME	933,632	1,106,671

INTEREST INCOME	37,242	25,567
INTEREST EXPENSE	(199,966)	(120,220)
INCOME BEFORE INCOME TAX EXPENSE	770,908	1,012,018

INCOME TAX EXPENSE	265,029	217,871
NET INCOME	505,879	794,147

NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	268,060	233,056
NET INCOME ATTRIBUTABLE TO NTIC	$237,819	$561,091

NET INCOME ATTRIBUTABLE TO NTIC PER COMMON SHARE:
Basic	$0.03	$0.06
Diluted	$0.03	$0.06

WEIGHTED AVERAGE COMMON SHARES ASSUMED OUTSTANDING:
Basic	9,480,688	9,470,507
Diluted	9,492,694	9,754,209

CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.01	$0.07

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

The accompanying press release contains certain non-GAAP financial measures, including adjusted net income attributable to NTIC and adjusted net income attributable to NTIC per diluted share, which are not calculated or presented in accordance with accounting principles generally accepted in the United States (GAAP). These non-GAAP financial measures are supplemental information and in addition to the financial measures presented in the accompanying release that are calculated and presented in accordance with GAAP. NTIC uses non-GAAP financial measures as supplemental measures of performance and believes these measures facilitate operating performance comparisons from period to period and company to company by factoring out potential differences caused by non-recurring, unusual or infrequent charges not related to NTIC’s regular, ongoing business. NTIC also believes that the presentation of certain non-GAAP financial measures provides useful information to investors in evaluating the company’s operations, period over period. Such non-GAAP financial measures should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented in the release. The non-GAAP financial measures in the accompanying release may differ from similar measures used by other companies.

The following is a reconciliation of NTIC’s reported net income attributable to NTIC and reported net income attributable to NTIC per diluted common share to adjusted net income attributable to NTIC and adjusted net income attributable to NTIC per diluted common share, in each case, as adjusted to exclude amortization expense.

	Three Months Ended
	November 30,	November 30,
	2025	2024

Net income attributable to NTIC, as reported	$237,819	$561,091
Adjustments for adjusted net income:
Amortization expense	105,783	105,783
Non-GAAP adjusted net income	$343,602	$666,874

Weighted average shares outstanding (diluted)	9,492,694	9,754,209
Diluted net income per share, as reported	0.03	0.06
Adjustments for adjusted net income, net of tax impact, per diluted share	0.01	0.01
Non-GAAP diluted adjusted net income per share	$0.04	$0.07

Investor and Media Contact:
Matthew Wolsfeld, CFO
NTIC
(763) 225-6600